Exhibit 99.1

Media Contact

Stephanie Wonderlick

Red Hat, Inc.

(571) 421-8169

swonderl@redhat.com

Red Hat Appoints Arun Oberoi as Executive Vice President, Global Sales and Services

RALEIGH, N.C. – May 24, 2012 – Red Hat, Inc. (NYSE: RHT), the world’s leading provider of open source solutions, today announced the appointment of enterprise software industry veteran Arun Oberoi as executive vice president of global sales and services. Oberoi brings strong go-to-market executive experience – including global leadership roles with HP and IBM – to Red Hat, where he will further develop the company’s sales and services strategy.

“As Red Hat continues to make strategic investments in our business and move into new markets, having seamless integration between sales and services and our technology vision is critical,” said Jim Whitehurst, president and CEO, Red Hat. “With his outstanding track record of success and his global sales, services and management experience, I am very confident in Arun’s ability to help Red Hat capitalize on our opportunities as we meet our customers’ evolving technology and business needs.”

Oberoi has led and repeatedly built rapidly-scaling businesses across a wide spectrum of companies ranging from start-ups and mid-sized companies to multi-billion dollar global organizations. Oberoi comes to Red Hat from Viridity Software, a data center infrastructure management start-up, where he served as president and CEO, doubling new customers every consecutive quarter in 2011, and seeing the company’s flagship product through its recent acquisition by Schneider Electric. Prior to Viridity, Oberoi was CEO of Aveksa, a leading access governance and management software start-up, where he led the company to fast growth and a financing round for further expansion.

In his earlier roles, Oberoi was responsible for leading worldwide sales, services and marketing organizations with a strong focus on cultivating partner ecosystems as a core element of customer value delivery and synergistic market reach. He was executive vice president of worldwide sales and services at Micromuse, a market-leading provider of network and service management solutions. Micromuse was acquired by IBM, where Oberoi led the integration and its continued fast growth and field expansion as vice president within IBM Tivoli.

Before that, Oberoi had an accomplished career at HP, where he held various executive leadership roles, including vice president and general manager of worldwide top 100 corporate accounts and industries, as well as vice president and general manager of worldwide sales and marketing for HP’s software business. As part of HP’s software business, he led the development of a dedicated worldwide sales and marketing organization for the portfolio, which included HP’s OpenView Management software, driving sales growth from initial stages to $1 billion in revenues.

Oberoi earned his Master of Business Administration from Northwestern University’s Kellogg School of Management. He also has a Master of Business Administration from Panjab University Business School in Chandigarh, India, and a Bachelor of Arts, with honors, from India’s Delhi University.

About Red Hat, Inc.

Red Hat, the world’s leading provider of open source solutions and an S&P 500 company, is headquartered in Raleigh, North Carolina, USA, with more than 70 offices spanning the globe. Red Hat provides high-quality, affordable technology with its operating system platform, Red Hat Enterprise Linux, together with cloud, virtualization, management, storage and service-oriented architecture (SOA) solutions, including Red Hat Enterprise Virtualization and JBoss Enterprise Middleware. Red Hat also offers support, training and consulting services to its customers worldwide. Learn more: www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to delays or reductions in information technology spending; the effects of industry consolidation; the ability of the Company to compete effectively; uncertainty and adverse results in litigation and related settlements; the integration of acquisitions and the ability to market successfully acquired technologies and products; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company’s growth and international operations; fluctuations in exchange rates; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Annual Report on Form 10-K (copies of which may be accessed through the Securities and Exchange Commission’s website at http://www.sec.gov), including those found therein under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as earthquakes and floods. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

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